Exhibit 99.1


                          LEUCADIA NATIONAL CORPORATION
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                  212-460-1900


PRESS RELEASE



July 6, 1999

FOR IMMEDIATE RELEASE
---------------------

Contact:  L.Ulbrandt   (212) 460-1900


                          LEUCADIA NATIONAL CORPORATION
                  ANNOUNCES SALE OF LIFE INSURANCE SUBSIDIARIES

New York, New York --- Leucadia National Corporation (NYSE and PCX: "LUK") today announced that it had completed the previously announced sale of its remaining life insurance subsidiaries, Charter National Life Insurance Company and Intramerica Life Insurance Company, to Allstate Life Insurance Company, for statutory surplus at the date of sale plus $3,575,000. The company will record a pre-tax gain of approximately $12,000,000 in the third quarter results of operations, which includes recognition of deferred gains from prior reinsurance transactions.

Leucadia National Corporation is a holding company for its consolidated subsidiaries engaged in property and casualty insurance (through Empire Insurance Company and Allcity Insurance Company), manufacturing (through its Plastics Division) and banking and lending (principally through American Investment Bank, N.A.). The Company also currently has equity interests of more than 5% in the following domestic public companies: Carmike Cinemas, Inc. (6% of Class A Shares), GFSI Holdings, Inc. (6%), Jordan Industries, Inc. (10%), Jordan Telecommunications Products, Inc. (10%) and MK Gold Company (47%).